INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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KNIGHTSBRIDGE FINE WINES, INC.
(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

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KNIGHTSBRIDGE FINE WINES, INC.

One Kirkland Ranch Road

Napa, California 94558

January 11, 2005

Dear Stockholder:

We are providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding common stock have delivered a written consent to change the corporate name to “360 Global Wine Company.”

This action will become effective on February 15, 2005.

The Information Statement is being provided to you for information purposes only as it relates to a Certificate of Amendment of our Articles of Incorporation. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

We are first mailing this statement on January 19, 2004 ..

Very truly yours,

Joel Shapiro,
CEO

INFORMATION STATEMENT
OF
KNIGHTSBRIDGE FINE WINES, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Generally

This Information Statement is being furnished to the holders of common stock, par value $.001 per share of Knightsbridge Fine Wines, Inc., a Nevada corporation to inform you that our Board of Directors, by written consent dated as of December 21, 2004, changed our corporate name from “Knightsbridge Fine Wines, Inc.” to “360 Global Wine Company.”

In September 2004, the Company received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the service mark “Knightsbridge Wine.”  Knightsbridge Wine Shoppe has agreed to settle the case if we agree to change our name and cease using the Knightsbridge service mark.  To avoid the high cost of litigation associated with defending this type of claim, the Board of Directors believes that changing the Company’s name and thereby settling the case, is in the Company’s best interest.

____________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________________________

BENEFICIAL OWNERSHIP OF KNIGHTSBRIDGE FINE WINES COMMON STOCK

Beneficial Owners of More Than 5% of Our Common Stock

The following table sets forth, as of January 11, 2005, the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us (other than as set forth under “Security Ownership of Directors and Executive Officers” below), the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned.  Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)
Joel Shapiro CEO One Kirkland Ranch Road Napa, California 94558	13,100,225	31.75%
Gryphon Master Fund, L.P. 100 Crescent Court Suite 490 Dallas, Texas 75201	19,427,905 (2)	9.99%

Larry Kirkland One Kirkland Ranch Road Napa, CA 94558	4,255,320	10.32%

TriPoint Capital Advisors, LLC 400 Professional Drive, Ste 310 Gaithersburg, Maryland 20879	2,436,825	5.91%

Armadillo Investments PLC C/0 Pearl Investment Mgmt Svcs Ltd. 6th Floor One Great Cumberland Place London, UK W1H 7AL	7,272,727	17.63%

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Based upon the terms of Gryphon’s note and warrants, it may not convert the note and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock.   But for this 9.99% contractual limitation, Gryphon would own 32.19%.  Additionally, the shares underlying the note are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the note’s conversion price. The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is Warren W. Garden, Authorized Agent.

Security Ownership of Management

The following table sets forth, as of January 11, 2005, the names and addresses of each director and executive officer, the number of shares of our common stock beneficially owned, and the percentage of our common stock so owned, by each such person. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)
Joel Shapiro CEO One Kirkland Ranch Road Napa, California 94558	13,100,225	31.75%
Anthony J. A. Bryan Director 2525 North Ocean Blvd Gulfstream, FL 33483	325,000	0.79%
Phillip E. Pearce Director 6624 Glenleaf Court Charlotte, NC 28270	250,000	0.61%
Larry Kirkland One Kirkland Ranch Road Napa, CA 94558	4,255,320(2)	10.32%
Paul Gardner (3) Former Chief Marketing Officer 13 Lileura Avenue Beaumaris Victoria, AU 3193	1,897,000 (4)	4.60%
James McCubbin (5) Former Chief Financial Officer 38 Maybaugh Lane Annapolis, MD 21403	300,000	0.73%
Joseph Carr President 659 Western Avenue Albany, NY 12203	370,000	0.90%
TriPoint Capital Advisors, LLC 400 Professional Drive, Ste 310 Gaithersburg, Maryland 20879	2,436,825	5.91%

Charles D. Marin Controller 1 Kirkland Ranch Rd Napa, CA 94558	10,000	0.02%
Jay Essa Executive V.P. of Sales 1644 Black Fox Canyon Road Henderson, NV 89052	25,000	0.06%

All directors and officers as a group (5 persons)	14,070,225	34.11%

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Per the terms of the membership agreement between Knightsbridge Fine Wines, Inc., Kirkland Ranch Winery and Mr. Larry Kirkland, Mr. Kirkland controls the voting rights to one hundred (100%) percent of the 4,255,320 shares of Knightsbridge Fine Wines, Inc. that are owned by Kirkland Knightsbridge, LLC. Therefore, Mr. Kirkland beneficially owns 4,255,320 shares of our voting stock.

(3)

On April 16, 2004, the Company and Mr. Gardner mutually agreed to terminate their working relationship. As part of the agreement, the company agreed to pay Mr. Gardner approximately $50,700 of salary and expenses and Mr. Gardner agreed to wave his severance package.

(4)

Mr. Gardner is a one hundred (100%) percent shareholder of PLS Super Annuation Fund, which owns 1,897,000 of our voting shares. Therefore, Mr. Gardner beneficially owns 1,897,000 Shares of our voting stock.  PLS Annuation is organized under the laws of Australia as a tax-deferred retirement fund set up for the benefit of Mr. Gardner.

(5)

Mr. McCubbin served as our Chief Financial Officer from August 1 - December 31, 2003.  Mr. McCubbin continued to serve as consultant to the company until April 30, 2004 but no longer acted in the capacity of Chief Financial Officer, and as such, he no longer certifies our filings with the Securities and Exchange Commission.  Mr. McCubbin’s compensation was less than $60,000 in 2003.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE NAME OF COMPANY.

Pursuant to the written consent of the holders of a majority of the outstanding Common Stock in lieu of a meeting and the Board of Directors, the name of the Company is changed from "Knightsbridge Fine Wines, Inc." to "360 Global Wine Company." The name change will become effective upon the proper filing of a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada.

A copy of the proposed Certificate of Amendment of Articles of Incorporation is being supplied with this Information Statement.

A copy of the company's annual report on form 10-KSB/A for the fiscal year ended December 31, 2003 and all subsequently filed reports may be obtained by a shareholder by written request from the company, O ne K irkland R anch R oad, N apa C alifornia 94558.

                       By Order of the Board of Directors

                       Joel Shapiro
                      CEO

CERTIFICATE OF AMENDMENT - EXHIBIT ATTACHED

Certificate of Amendment to Articles of Incorporation

for

Knightsbridge Fine Wines, Inc.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for Knightsbridge Fine Wines, Inc. (the “Company”):

1.

Name of the Corporation is Knightsbridge Fine Wines, Inc.

2.

The articles have been amended as follows:

Article I

The name of the Corporation is 360 Global Wine Company.

3.

The vote by which the stockholder holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is 24,981,370 shares representing 60.56% of the outstanding shares.

Signatures

Joel Shapiro

CEO